EXHIBIT 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

September 25, 2023

Know Labs, Inc.

500 Union Street, Suite 810

Seattle, Washington 98101

To the addressee set forth above:

We have acted as local Nevada counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of Amendment No. 1 to the Registration Statement on Form S-1 (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus contained therein, relating to the (i) offering and sale by the Company (the “Offering”) pursuant to an underwriting agreement (the “Underwriting Agreement”) of 14,814,815 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and up to an additional 2,222,222 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Offering Shares”) pursuant to an over-allotment option under the Underwriting Agreement and (ii) issuance by the Company of common stock purchase warrants (each, a “Representative Warrant”) to purchase up to 1,192,593 shares of Common Stock representing in the aggregate that number of shares of Common Stock (the “Warrant Shares” and together with the Offering Shares, the “Shares”) equal to 7.0% of the total number of Offering Shares.  The Shares and Representative Warrant(s) are hereinafter collectively referred to as the “Securities”.  This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities as described in the Registration Statement.  For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the articles of incorporation and bylaws of the Company, each as amended to date (collectively, the “Governing Documents”), (iii) the forms of Underwriting Agreement and Representative Warrant filed as exhibits to the Registration Statement (collectively, the “Transaction Documents”), and (iv) such resolutions of the board of directors of the Company (or committees thereof) and other corporate records, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

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Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) each of the Transaction Documents will be duly executed and delivered by each party thereto in substantially the form thereof filed as an exhibit to the Registration Statement; (ii) the obligations of each party set forth in the Transaction Documents will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement or otherwise (including pursuant to the terms of any class or series of the Company’s then-outstanding preferred stock under the Governing Documents), will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (iv) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and in the Transaction Documents at all relevant times will be, true and correct as to factual matters; (v) each natural person executing a document, at the time of such execution, has or will have sufficient legal capacity to do so; (vi) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction.  We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Offering Shares have been duly authorized by the Company and if, when and to the extent any Offering Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Underwriting Agreement (including payment in full of any and all consideration required for such Offering Shares as prescribed thereunder), and as described in the Registration Statement and Prospectus, such Offering Shares will be validly issued, fully paid and nonassessable.

2. The Representative Warrants have been duly authorized by the Company.

3. The Warrant Shares have been duly authorized by the Company and if, when and to the extent any Warrant Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Transaction Documents (including due and proper exercise of the relevant Representative Warrant(s) in accordance therewith and payment in full of any and all consideration required thereunder for such Warrant Shares), and as described in the Registration Statement and Prospectus, such Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

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